PRICING SUPPLEMENT NO. 44                                         Rule 424(b)(3)
DATED: January 14, 1999                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:              Floating Rate Notes        Book Entry Notes
$30,000,000                    [x]                        [x]
Original Issue Date:           Fixed Rate Notes           Certificated Notes
January 15, 1999               [_]                        [_]

Maturity Date:                 CUSIP#: 073928 GR 8
January 18, 2000
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Monthly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: 5.1000%


 Index Maturity:  One Month

 Spread (plus or minus): +0.10%

-------------------------------------------



NYFS04...:\25\22625\0122\2041\SUP1149U.50A

*  A.  2/18/99, 3/18/99, 4/19/99, 5/18/99, 6/18/99, 7/19/99,
       8/18/99, 9/20/99, 10/18/99, 11/18/99, 12/20/99 and
       1/18/00.

** B.  2/18/99, 3/18/99, 4/18/99, 5/18/99, 6/18/99, 7/19/99,
       8/18/99, 9/20/99, 10/18/99, 11/18/99, 12/20/99, 1/18/00
       and 2/18/00.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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